Exhibit 99.1

FOR IMMEDIATE RELEASE

Cell Genesys and Takeda Announce Termination of Collaboration Agreement for GVAX Immunotherapy for
Prostate Cancer

SOUTH SAN FRANCISCO, Calif. & OSAKA, Japan, December 3, 2008—Cell Genesys, Inc. (Nasdaq: CEGE) and Takeda Pharmaceutical Company Limited (TSE: 4502), together with its wholly owned subsidiary Millennium: The Takeda Oncology Company, today announced that they have mutually agreed to suspend the further development of GVAX immunotherapy for prostate cancer and that Takeda has ended the collaboration agreement with Cell Genesys for the development and commercialization of the product. Under the terms of the agreement, Takeda will return all commercial rights to GVAX immunotherapy for prostate cancer to Cell Genesys and make certain wind-down payments to Cell Genesys in connection with the phasing out of the remaining clinical development activities.

About Cell Genesys

Cell Genesys is a biotechnology company that was focused on the development and commercialization of novel biological therapies for patients with cancer. The Company was developing cell-based cancer immunotherapies and oncolytic virus therapies to treat different types of cancer. As part of its GVAX® cancer immunotherapy programs, Cell Genesys initiated two Phase 3 clinical trials for GVAX immunotherapy for prostate cancer in July 2004 and June 2005, respectively. Following the termination of both of those Phase 3 clinical trials, the Company placed on hold further development of GVAX immunotherapy for prostate cancer and implemented a substantial restructuring plan. Cell Genesys had previously devoted substantially all of its research, development and clinical efforts and financial resources toward the development of GVAX immunotherapy for prostate cancer and now has only limited early stage product candidates in clinical or preclinical development. Cell Genesys is headquartered in South San Francisco, California, and has manufacturing operations in Hayward, California. For additional information, please visit the company’s website at www.cellgenesys.com.

About Takeda

Located in Osaka, Japan, Takeda is a research-based global company with its main focus on pharmaceuticals, enhancing its R&D pipeline through in-house research and development, lifecycle management of existing products, and also alliance and in-licensing. As the largest pharmaceutical company in Japan and one of the global leaders of the industry, Takeda is committed to striving toward better health for individuals and progress in medicine by developing superior pharmaceutical products. Additional information about Takeda is available through its corporate website at www.takeda.com.

About Millennium

Millennium: The Takeda Oncology Company, a leading biopharmaceutical company based in Cambridge, Massachusetts, markets VELCADE, a novel cancer product, and has a robust clinical development pipeline of product candidates. Millennium Pharmaceuticals, Inc. was acquired by Takeda Pharmaceutical Company Limited in May, 2008. The Company’s research, development and commercialization activities are focused in oncology. Additional information about Millennium is available through its website at http://www.millennium.com.

Forward Looking Statements

All statements, other than statements of historical fact, regarding management’s expectations, beliefs, goals, plans or the Company’s prospects, future financial position, future revenues and projected costs should be considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The wind-down payments that the Company expects to incur in connection with the wind-down activities is subject to a number of assumptions, and actual results may materially differ. The Company may also incur material charges not currently contemplated due to events that may occur as a result of, or associated with, the termination. These and other risks are described in greater detail in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise. For information about these and other risks which may affect Cell Genesys, please see the company’s reports on Form 10-Q, 10-K, and 8-K and other reports filed from time to time with the Securities and Exchange Commission. The company assumes no obligation to update the forward-looking information in this press release.

CONTACT:

Cell Genesys, Inc.
Susan Ferris
Investor Relations +1 650-266-3200

Millennium: The Takeda Oncology Company
Lisa Adler +1 617-444-3285 (US media)

Takeda
Tomoyuki Ooue, Ph: +81-(3)-3278-2301 (Japan investors)
Toshiyuki Ikeuchi, Ph: +81-(3)-3278-2037 (Japanese media)

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